Exhibit 99.2

VIVEON HEALTH ACQUISITION CORP.

BALANCE SHEET

December 28, 2020

	December 28, 2020	Pro Forma Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets
Cash and cash equivalents	$3,884,775	$(787,500	)(b)	$3,097,275
Deferred offering costs	-	-		-
Prepaid expenses	675,500	-		675,500
Total current assets	4,560,275		(787,500)	3,772,775
Cash Held in Trust Account	176,750,000	26,250,000	(a)	203,262,500
		787,500	(b)
		(525,000	)(c)
Total Assets	$181,310,275	$25,725,000		$207,035,275

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	$679,967	$-		$679,967
Other payable - related party	364,880	-		364,880
Due to related party	3,871	-		3,871
Promissory note - related party	228,758	-		228,758
Total current liabilities	1,277,476	-		1,277,476
Deferred underwriters' discount	6,125,000	918,750	(d)	7,043,750
Total liabilities	7,402,476	-		8,321,226

Commitments
Common stock, $0.0001 par value, and 16,723,544 and 19,179,609 shares subject to possible redemption at $10.10 per share, respectively	168,907,791	24,806,257	(e)	193,714,048

Shareholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 60,000,000 shares authorized; 5,807,706 and 5,976,641 shares issued and outstanding (excluding 16,723,544 and 19,179,609 shares subject to possible redemption, respectively)	581	263	(a)	598
		(246	)(e)
Additional paid-in capital	5,008,347	26,249,737	(a)	5,008,323
		(525,000	)(c)
		(918,750	)(d)
		(24,806,011	)(e)
Accumulated deficit	(8,920)	-		(8,920)
Total stockholders’ equity	5,000,008		(7)	5,000,001

Total Liabilities and Stockholders’ Equity	$181,310,275	$24,806,250		$207,035,275

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Viveon Health Acquisition Corp. (the “Company”) as of December 28, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on December 30, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 17,500,000 units (the “Units”). Each Unit consists of one share of common stock, $0.0001 par value per share and one-half of one warrant to purchase one share of common stock, and one right. Each right entitles the holder thereof to receive one-twentieth (1/20) of a share of common stock upon consummation of our initial business combination. Each whole warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $175,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 2,625,000 additional Units to cover over-allotments, if any. On December 30, 2020, the Underwriters fully exercised the over-allotment option by purchasing 2,625,000 Units (the “Over-Allotment Units”), generating aggregate of gross proceeds of $26,250,000.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $203,562,500 ($10.00 per Unit) has been placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$26,250,000
	Common stock		$263
	Additional paid-in capital		$26,249,737
	To record sale of 2,625,000 Overallotment Units at $10.00 per Unit on December 30, 2020.

(b)	Cash held in trust account	$787,500
	Cash and cash equivalents		$787,500
	To record wire to trust from SPAC working capital account.

(c)	Additional paid-in capital	$525,000
	Cash held in trust account		$525,000
	To record payment of cash underwriting fee arising from the sale of the Overallotment Units.

(d)	Additional paid-in capital	$918,750
	Deferred underwriting discount		$918,750
	To record additional deferred underwriting fee arising from the sale of the Overallotment Units.

(e)	Common stock	$246
	Additional paid-in capital	$24,806,011
	Common stock subject to possible redemption		$24,806,257
	To record common stock out of permanent equity into mezzanine redeemable stock.